EXHIBIT 23.1

De Joya Griffith & Company, LLC

CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

October 14, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

U.S. Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the use in this Registration Statement of Union Pacific Resources Group, Inc. on Form S-1/A of our audit report dated September 22, 2008 relating to the accompanying balance sheet of Union Pacific Resources Group, Inc. as of June 30, 2008 and 2007, and the related statement of operations, stockholders’ deficit, and cash flows for the year ended June 30, 2008 and from April 20, 2007 (inception) through June 30, 2007 and 2008.

We also consent to the reference to our Firm under the title “Interests of Named Experts” in the Registration Statement S-1/A and this Prospectus.

Sincerely,

/s/  DE JOYA GRIFFITH & COMPANY, LLC
De Joya Griffith & Company, LLC

Henderson, NV
October 23, 2008

2580 Anthem Village Drive, Henderson, NV  89052
Telephone (702) 588-5960  ●  Facsimile (702) 588-5979